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                                                                    EXHIBIT 99.3
                      GREAT WESTERN FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF GREAT WESTERN FINANCIAL CORPORATION

     The undersigned, a holder of shares of common stock, par value $1.00 per share ("Common Stock"), of Great Western Financial Corporation ("Great Western"), acting with respect to all shares of Common Stock held by the undersigned, hereby appoints John F. Maher and James F. Montgomery, and each of them, as proxies of the undersigned, with full power of substitution, to represent and to vote such shares of Common Stock, with like effect as if the undersigned were personally present and voting at the Special Meeting of Stockholders of Great Western to be held on Friday, June 13, 1997, and at any adjournments, postponements, or reschedulings thereof.


     The shares of Common Stock represented by this proxy will be voted as directed by the stockholder. UNLESS OTHERWISE DIRECTED, SUCH SHARES WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS.

                                                       (continued on other side)

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.


1. To approve and adopt the Agreement and Plan of Merger, dated as of March 5, 1997, by and among Washington Mutual, Inc., New American Capital, Inc., a wholly owned subsidiary of Washington Mutual, Inc., and Great Western Financial Corporation and the transactions contemplated thereby.


       [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR RESCHEDULINGS THEREOF.

                                           Please sign your name below exactly
                                           as it appears hereon. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give full
                                           title as such. If a corporation,
                                           please sign in full corporate name by
                                           president or other authorized
                                           officer. If a partnership, please
                                           sign in partnership name by
                                           authorized person.

                                           Date:                          , 1997

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                                           Signature:

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                                           Title:

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                                           Signature (if held jointly):

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                                           Title:

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             PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.